50 Barnes Park North, Suite 104, Wallingford, CT 06492 Tel: 1-877-DSL-NET1 Fax: 203-284-6102 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports Q-1, 2006 Results

NEW HAVEN, Conn. - (BUSINESS WIRE), May 19, 2006 - DSL.net, Inc. (OTCBB: DSLN), a leading nationwide provider of broadband communications services to businesses, today reported first-quarter 2006 financial results.

Revenue from continuing operations for the first quarter of 2006 was $10.1 million, as compared to revenue from continuing operations of $13.7 million for the first quarter of 2005.

The Company generated gross margin (defined as revenue less network expense) from continuing operations of $1.7 million for the first quarter of 2006, compared to gross margin of $4.3 million from continuing operations for the first quarter of 2005.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) from continuing operations for the first quarter of 2006 was negative $2.6 million, compared to positive $0.3 million for the first quarter of 2005.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) from continuing operations for the first quarter of 2006 was negative $2.8 million, compared to positive $0.4 million for the first quarter of 2005.

Net loss from continuing operations for the first quarter of 2006 was $4.9 million, compared to net loss from continuing operations of $3.5 million for the first quarter of 2005. On a per share basis, the Company reported a net loss applicable to common stockholders from continuing operations of $0.02 per share for the first quarter of 2006, compared to a net loss of $0.01 per share from continuing operations for the same 2005 period.

“Our results of operations have continued to decline in the first quarter, primarily due to declining sales and customer churn, and also due to certain expenses incurred in connection with our sales and marketing and cost reduction efforts initiated in the fourth quarter of 2005, the results of which the Company may not fully realize until later periods,” said David F. Struwas, the Company’s chief executive officer. “We are actively focused on the pursuit of additional financing to support expanded sales and marketing initiatives, with the goal of increasing the sales of our integrated voice and data service offering, Duet, and our higher-margin data offerings. We believe that, with the proper funding, our outstanding network assets, VoIP platform and technical abilities will position the Company to capitalize on the growth potential in the VoIP and data telecommunications sectors.”

Net loss from discontinued operations for the first quarter of 2006 was $0, compared to $13 thousand (nil per share) for the first quarter of 2005.

Net loss for the first quarter of 2006 was $4.9 million compared to net loss of $3.5 million for the same period in 2005. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.02 per share for the first quarter of 2006, compared to a net loss applicable to common stockholders of $0.01 per share for the same 2005 period.

At Mar. 31, 2006, the Company had total assets of $21.8 million, including $8.6 million in cash, compared to total assets of $22.8 million, including $8.8 million in cash, at Dec. 31, 2005. At Mar. 31, 2006, the Company had liabilities of $22.8 million compared to liabilities of $19.2 million at Dec. 31, 2005.

“Based on our current plans and projections, we believe that our existing cash resources will be sufficient to fund our operations through the second quarter of 2006,” said Walter Keisch, the Company’s chief financial officer. “We will need to raise additional financing in the second quarter of 2006 in order to meet our ongoing operating requirements and to repay all of our secured debt obligations. We continue to actively pursue financing and strategic opportunities, although there can be no guarantee that we will succeed in closing any of such transactions.”

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net’s quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net’s unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, during the second quarter of 2006 to finance continuing operations and to pay off DSL.net’s senior secured debt; (iv) DSL.net’s failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing, which could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (v) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vi) competition; (vii) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (viii) DSL.net’s ability to recruit and retain qualified personnel; and (ix) DSL.net’s dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors” in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:
Media:
Walter Keisch
203-284-6117
wkeisch@dsl.net

(Financial tables follow)

DSL.net, Inc.
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2006	2005

Revenue from continuing operations	$10,109	$13,674

Operating expenses:
Network	8,416	9,407
Operations	1,506	1,349
General and administrative	2,250	2,389
Sales and marketing	553	184
Depreciation and amortization	881	1,863
Total operating expenses	13,606	15,192
Operating loss from continuing operations	(3,497)	(1,518)
Interest expense, net from continuing operations	(1,353)	(2,109)
Other (expense) income, net from continuing operations	(17)	138
Net loss from continuing operations	$(4,867)	$(3,489)

Loss from discontinued operations	$—	$(13)
Net loss	$(4,867)	$(3,502)
Net loss per common share, basic and diluted from continuing operations	$(0.02)	$(0.01)
Net loss per common share, basic and diluted from discontinued operations	$—	nil
Net loss per share basic and diluted	$(0.02)	$(0.01)

Shares used in computing net loss per share, basic and diluted	233,620,817	233,620,150

Other data:
Reconciliation of net loss from continuing operations to adjusted EBITDA and free cash flow from continuing operations:
Net loss from continuing operations	$(4,867)	$(3,489)
Add back:
Interest and other (income) expense, net from continuing operations	1,370	1,971
Depreciation and amortization from continuing operations	881	1,863
Adjusted EBITDA from continuing operations	(2,616)	345
Less capital expenditures from continuing operations	(155)	11
Free cash flow from continuing operations	$(2,771)	$356

DSL.net, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005

Cash and cash equivalents	$8,611	$8,765
Accounts receivable, net of allowances	4,380	4,210
Other current assets	2,054	2,334
Total current assets	15,045	15,309
Net property and equipment	6,094	6,859
Other assets	704	674
Total assets	$21,843	$22,842

Accounts payable	$2,763	$3,211
Notes payable, net of discount	14,717	10,289
Other current liabilities	5,288	5,633
Total current liabilities	22,768	19,133
Long-term liabilities, less current portion	55	37
Stockholders’ (deficiency) equity	(980)	3,672
Total liabilities and stockholders (deficiency) equity	$21,843	$22,842